Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of May 10, 2024, by and among LifeStance Health Holdings, Inc., a Delaware corporation (the “Borrower”) and the Lenders party hereto.

WHEREAS, reference is made to that certain Credit Agreement dated as of May 4, 2022 (as amended by that certain First Amendment to Credit Agreement dated as of November 7, 2023 and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Lynnwood Intermediate Holdings, Inc., a Delaware corporation (“Holdings”), Capital One, National Association (“Capital One”), as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as revolver agent (in such capacity, including any successor thereto, the “Revolver Agent”) under the Loan Documents, as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) under the Loan Documents, as an Issuing Bank and a Swing Line Lender, Unitranche Loan Transaction II, LLC (“ULTra”) and each other lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”);

WHEREAS, the Borrower has requested, and the Lenders party hereto have agreed, to amend certain provisions of the Credit Agreement, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.
Defined Terms; References. Unless otherwise specifically defined herein, each term used herein (including, without limitation, in the preamble and recitals hereto) which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”). Each reference to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference to the Credit Agreement contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby. This Amendment is a “Loan Document” as defined under the Credit Agreement.
Section 2.
Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as set forth below:
(a)
Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Delayed Draw Term Loan Commitment Expiration Date” in its entirety and replacing the below therefore:

“Delayed Draw Term Loan Commitment Expiration Date” means the earlier of (i) the date on which the Closing Date Delayed Draw Term Loan Facility has been reduced to zero and (ii) August 14, 2024.

Section 3.
Representations and Warranties. The Borrower represents and warrants to each Required Facility Lender as follows:
(a)
each of the representations and warranties of the Borrower set forth in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;
(b)
this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing;
(c)
the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not (I) contravene the terms of the Borrower’s Organizational Documents, (II) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of the Borrower (other than as permitted by Section 7.01 of the Credit Agreement) under, (i) any Contractual Obligation evidencing Indebtedness having an aggregate principal amount in excess of the Threshold Amount to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject, or (III) violate any applicable Law, except with respect to any breach, contravention or violation (but not creation of Liens) referred to in the preceding clause (II) or (III), to the extent that such breach, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(d)
as of the date hereof, no Event of Default has occurred or is continuing; and
(e)
as of the Second Amendment Effective Date, none of the written information and written data heretofore or contemporaneously furnished in writing by or on behalf of the Borrower or any Subsidiary Guarantor to any Agent or any Lender on or prior to the Second Amendment Effective Date, in connection with the Amendment, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make such written information and written data taken as a whole, in the light of the circumstances under which it was delivered, not materially misleading (after giving effect to all modifications and supplements to such written information and written data, in each case, furnished after the date on which such written information or such written data was originally delivered and prior to the Second Amendment Effective Date); it being understood that for purposes of this Section 3(e), such written information and written data shall not include any projections, pro forma financial information, financial estimates, forecasts and forward-looking information or information of a general economic or general industry nature.
Section 4.
Conditions. The effectiveness of this Amendment is subject only to the satisfaction (or waiver by the Required Facility Lenders) of the following conditions precedent (the date on which such conditions have been satisfied (or waived by the Required Facility Lenders), the “Second Amendment Effective Date”):
(a)
counterparts of this Amendment shall have been executed and delivered by the Borrower, the Lenders party hereto (constituting the Required Facility Lenders), and acknowledged by the Administrative Agent;
(b)
each of the representations and warranties of the Borrower set forth herein shall be true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of such date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; and

(c)
no Event of Default shall have occurred and be continuing.
Section 5.
Indemnity. Section 10.05 of the Credit Agreement is incorporated herein by reference, mutatis mutandis.
Section 6.
Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or transfer any of its rights or obligations under this Amendment without the prior written consent of the Administrative Agent and each Lender (except as permitted by Section 7.03 of the Credit Agreement).
Section 7.
Counterparts; Electronic Execution. This Amendment may be executed in one or more counterparts (any by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Amendment. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 8.
Severability, Captions; Independence of Provisions. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.
Section 9.
Governing Law and Jurisdiction. Section 10.16 of the Credit Agreement is incorporated herein by reference, mutatis mutandis.
Section 10.
Waiver of Right to Trial by Jury. Section 10.17 of the Credit Agreement is incorporated herein by reference, mutatis mutandis.
Section 11.
Reaffirmation. The Borrower as debtor, grantor, pledgor, assignor, or in any other similar capacity in which the Borrower grants liens or security interests in its property or otherwise acts as accommodation party, as the case may be, hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto), (b) acknowledges and confirms that it has no defense, set off, claim or counterclaim against the Administrative Agent or the Lenders with regard to the Obligations and hereby releases and waives any such claims or causes of action that it may have, and (c) to the extent the Borrower granted liens on or security interests in any of its property pursuant to any such Loan Document as security for the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. The Borrower hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed, in each case, as amended hereby. The Borrower hereby acknowledges and agrees that this

Amendment shall constitute a Loan Document. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

LIFESTANCE HEALTH HOLDINGS, INC., as the Borrower

By:	/s/ Warren Gouk
Name:	Warren Gouk
Title:	Chief Administrative Officer

[Signature Page to Second Amendment to Credit Agreement (LifeStance)]

LENDERS:

UNITRANCHE LOAN TRANSACTION II, LLC, as a Required Facility Lender

By: Capital One, National Association, as Manager

By:	/s/ Earl F. Smith III
Name:	Earl F. Smith III
Title:	Duly Authorized Signatory

By: HPS Investment Partners, LLC, as Manager

By:	/s/ Aman Malik
Name:	Aman Malik
Title:	Managing Director

[Signature Page to Second Amendment to Credit Agreement (LifeStance)]

ACKNOWLEDGED AND AGREED:

CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Chris Warash
Name:	Chris Warash
Title:	Authorized Signatory

[Signature Page to Second Amendment to Credit Agreement (LifeStance)]